UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2007
Brookside Technology Holdings Corp.
(Exact name of registrant as specified in its charter)

Florida	333-133253	20-3634227
(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)
7703 North Lamar Blvd, Suite 500
Austin, TX 78752
(Address of principal executive offices) (zip code)
(512) 692-2100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES

Introductory Note
On September 26, 2007, Brookside Technology Holdings Corp. (the “Company”) filed a current Report on Form 8-K (the “Current Report”) to report the acquisition of all of the membership interest of U.S. Voice & Data, LLC, an Indiana limited liability company. The Company is filing this amendment to the Current Report to include the financial statements required under Item 9.01.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of the Business Acquired
FINANCIAL STATEMENTS OF U.S. VOICE & DATA, LLC
     (b) Pro Forma Financial Statements (unaudited)
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS OF
U.S. VOICE & DATA, LLC
Index to Contents

Introduction to Pro Forma Financial Information	19

Financial Statements

Unaudited Pro Forma Balance Sheet as of September 30, 2007	20

Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 2007	21

Unaudited Pro Forma Statement of Operations for the year ended December 31, 2006	22

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	23

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Brookside Technology Holdings Corp.
By: /s/ Bryan McGuire
Bryan McGuire, Chief Financial Officer
(Principal Financial Officer)
Dated: December 11, 2007

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
U.S. Voice & Data, LLC:
We have audited the accompanying balance sheet of U.S. Voice & Data, LLC (the “Company”) as of December 31, 2005 and 2006, and the related statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the auditing standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Voice & Data, LLC as of December 2005 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.
As discussed in Note 7 of the financial statements, Brookside Technology Holdings Corp. acquired all of the outstanding membership interests of U.S. Voice & Data, LLC on September 26, 2007.

/s/ PMB Helin Donovan, LLP
PMB Helin Donovan, LLP

December 6, 2007
Austin, Texas

U.S. VOICE & DATA, LLC
BALANCE SHEETS

			September 30
	December 31,	December 31,	2007
	2005	2006	(Unaudited)
ASSETS
Current assets
Cash	$1,047,753	$1,054,929	$93,215
Accounts receivable from Brookside Technology Holdings, Corp.	—	—	945,415
Trade accounts and contracts receivable, net	910,721	1,797,212	2,132,418
Inventory	913,453	854,239	751,239
Costs and estimated earnings in excess of billings on uncompleted contracts	107,741	—	—
Prepaid expenses	36,466	139,850	25,273

Total current assets	3,016,134	3,846,230	3,947,560

Property and equipment
Vehicles	239,931	239,931	251,745
Furniture and equipment	295,564	308,168	313,127
Leasehold improvements	71,175	98,129	102,049

Total property and equipment	606,670	646,228	666,921
Less: accumulated depreciation and amortization	(322,253)	(411,216)	(470,393)

Property and equipment, net	284,417	235,012	196,528

Other assets	17,511	16,343	16,313

TOTAL ASSETS	$3,318,062	$4,097,585	$4,160,401

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Current liabilities
Accounts payable	$457,029	$697,970	$670,415
Accrued payroll and related payables	274,451	294,963	299,774
Unearned revenue	767,867	720,169	869,580
Current maturities of long term debt	108,301	8,616	8,132
Billings in excess of costs and estimated earnings on uncompleted contracts	372,486	875,990	793,498
Accrued distributions	272,108	291,235	—
Other	29,606	139,973	52,892

Total current liabilities	2,281,848	3,028,916	2,694,291

Long term debt	60,749	10,466	4,064

Total liabilities	2,342,597	3,039,382	2,698,355

Members’ equity	975,465	1,058,203	1,462,046

TOTAL LIABILITIES AND MEMBERS” EQUITY	$3,318,062	$4,097,585	$4,160,401

See accompanying notes

U.S. Voice & Data, LLC
STATEMENTS OF OPERATIONS

	Year ended December 31,		September 30,
	2005	2006	2006	2007
			(Unaudited)	(Unaudited)
REVENUES
Sales and services	$2,888,407	$3,206,185	$2,620,944	$2,301,810
Contract revenue	8,662,448	8,798,572	6,089,524	9,446,851
Other	82,967	102,598	74,683	85,873

Total revenues	11,633,822	12,107,355	8,785,151	11,834,534

COSTS
Cost of sales and services, excluding depreciation which is included in operating expenses below.	767,214	877,473	681,023	576,357
Cost of contract revenue	4,860,573	5,071,726	3,484,018	5,948,010

Total costs	5,627,787	5,949,199	4,165,041	6,524,367

GROSS PROFIT	6,006,035	6,158,156	4,620,110	5,310,167

OPERATING EXPENSES	3,864,683	3,894,145	2,815,372	3,174,788

INCOME FROM OPERATIONS	2,141,352	2,264,011	1,804,738	2,135,379

OTHER INCOME (EXPENSE)
Interest income	1,569	19,625	13,877	29,377
Interest expense	(15,064)	(6,662)	(5,778)	(3,158)
Gain on disposal of property and equipment	7,807	4,498	4,498	6,360
Miscellaneous income	13,306	2,552	1,355	2,242

Total other income (expense), net	7,618	20,013	13,952	34,821

INCOME BEFORE PROVISION FOR STATE AND LOCAL INCOME TAXES	2,148,970	2,284,024	1,818,690	2,170,200

PROVISION FOR STATE AND LOCAL INCOME TAXES	131,838	129,868	103,094	138,117

NET INCOME	$2,017,132	$2,154,156	$1,715,596	$2,032,083

See accompanying notes

U.S. VOICE & DATA, LLC
STATEMENTS OF MEMBERS’ EQUITY

			Nine months ended
	Year ended December 31,		September 30,
	2005	2006	2007
			(Unaudited)

BEGINNING BALANCE	$517,935	$975,465	$1,058,203

NET INCOME	2,017,132	2,154,156	2,032,083

DISTRIBUTIONS TO MEMBERS	(1,559,602)	(2,071,418)	(1,628,240)

ENDING BALANCE	$975,465	$1,058,203	$1,462,046

See accompanying notes

U.S. Voice & Data, LLC
STATEMENTS OF CASH FLOWS

	Years ended December 31,		Nine months ended September 30,
	2005	2006	2006	2007
			(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,017,132	$2,154,156	$1,715,596	$2,032,083

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	88,687	93,497	69,326	67,578
Gain on disposal of property and equipment	(7,807)	(4,498)	(4,498)	(6,360)
(Increase) decrease in cash resulting from changes in:
Trade accounts and contracts receivable	430,479	(886,491)	(1,229,996)	(1,280,621)
Inventory	(194,354)	59,214	50,488	103,000
Costs and estimated earnings in excess of billings on uncompleted contracts	(107,741)	107,741	107,741	—
Prepaid expenses	(9,249)	(103,384)	(7,247)	114,577
Other assets	(10,046)	1,168	(70,717)	30
Accounts payable	195,185	240,941	(150,486)	(27,555)
Accrued payroll and related payables	20,389	20,512	32,284	4,811
Unearned revenue	128,733	(47,698)	314,759	149,411
Other current liabilities	(33,978)	110,367	(271,852)	(87,081)
Billings in excess of costs and estimated earnings on uncompleted contracts	(510,761)	503,504	460,239	(82,492)

	(10,463)	94,873	(699,959)	(1,311,055)

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,006,669	2,249,029	1,015,637	987,381

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(117,856)	(50,147)	(38,523)	(30,734)
Proceeds from disposal of property and equipment	15,528	10,553	5,000	8,000

NET CASH USED IN INVESTING ACTIVITIES	(102,328)	(39,594)	(33,523)	(22,734)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(122,589)	(149,968)	(149,161)	(6,886)
Payments under capital lease obligation	(3,899)	—	—	—
Distributions paid to members	(1,562,509)	(2,052,291)	(1,565,580)	(1,919,475)

NET CASH USED IN FINANCING ACTIVITIES	(1,688,997)	(2,202,259)	(1,714,741)	(1,926,361)

NET INCREASE (DECREASE) IN CASH	215,344	7,176	(732,627)	(961,714)
CASH AT BEGINNING OF YEAR	832,409	1,047,753	1,047,753	1,054,929

CASH AT END OF YEAR	$1,047,753	$1,054,929	$315,126	$93,215

SUPPLEMENTAL DISCLOSURE
Income taxes paid	$113,352	$163,475	$—	$2,370

Interest paid	$6,662	$15,064	$5,778	$3,158

Accrued Distributions	$291,235	$272,108	$—	$—

See accompanying notes

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 1 — Nature of business and summary of significant accounting policies
Nature of business – U. S. Voice & Data, LLC (the “Company”) is engaged in the sale, installation, and service of telephone communications systems primarily in Kentucky and Indiana. Sales and installation take place principally under fixed priced contracts. The length of the contracts vary but are typically less than three months. The Company is headquartered in Louisville, Kentucky and has additional offices in Indianapolis, Indiana and Lexington, Kentucky.
Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.
Contract revenue and cost recognition – The Company recognizes contract revenue utilizing the percentage-of-completion method, measured by the percentage of the cost incurred to date to estimated cost for each contract. This method is used because management considers total cost to be the best available measure of progress on these contracts. Assets, liabilities, revenue, and costs related to contracts are impacted by management’s estimates. Because of inherent uncertainties in estimating costs and revenue, it is at least reasonably possible that the estimates will change within the near term and such differences could have a material affect on the Company’s financial condition, results of operations, and cash flows.
The Company also provides professional services (maintenance/managed services) on a fixed price basis. These services are billed as bundles and or upon completion of the services.
Contract costs include all direct material and labor costs, and those indirect costs related to contract performance. Operating expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.
Costs and estimated earnings in excess of billings on uncompleted contracts represents revenues recognized in excess of amounts billed on certain uncompleted contracts and are classified as current assets on the accompanying balance sheets. Billings in excess of costs and estimated earnings on uncompleted contracts represents billings in excess of revenues recognized on certain uncompleted contracts and are classified as current liabilities on the accompanying balance sheets.
Cash and cash equivalents – For purposes of the statements of cash flows, the Company considers short-term investments, which may be withdrawn at any time without penalty, and restricted cash, which will become available within one year from the date of the financial statements, to be cash equivalents.
Trade accounts and contracts receivable – Credit is extended based on an evaluation of the customer’s financial condition, and generally collateral is not required. Management estimates an allowance for uncollectible trade accounts and contracts receivable through specific identification of known collection problem accounts based on past due status and through the utilization of historical trend information. Trade accounts and contracts receivable are charged-off when management has exhausted collection attempts and concludes the amounts are uncollectible. Trade accounts and contract receivables are considered past due based on invoice or contract terms, as applicable. Management believes all trade accounts and contracts receivable as of December 31, 2006 and 2005 are fully collectible; therefore, no allowance for doubtful accounts has been recorded.
Inventory – Inventory consists of telecommunications equipment and related purchased parts. Inventory is recorded a the lower of cost (first-in, first-out) or market.

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 1 – Nature of business and summary of significant accounting policies (continued)
Property and equipment – Net property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is provided using the straight-lined method over the estimated useful lives of the related assets, which range from five to seven years. Amortization of leasehold improvements is provided using the straight-line method over the term of the lease or the estimated useful lives of the assets, whichever is shorter.
Unearned revenue – Unearned revenue arises in the ordinary course of business from advance maintenance payments required under maintenance contracts. The maintenance contracts are typically for a one-year period, are billed and collected in advance of the maintenance period, and are non-cancelable. There are no refunds given against these contracts even if the customer ceases business or chooses another vendor prior to contract expiration. Revenue from maintenance contracts is earned ratably over the contract term.
Warranty expense – The Company provides customers a variety of warranties covering workmanship and performance on certain products. Warranty costs are charged to operations in the year in which the warranty claim is made. If a warranty reserve method was used, it would not have a material effect on the financial statements. Warranty expense totaled approximately $192,000 and $160,000 for the years ended December 31, 2006 and 2005, respectively, and $162,179 and $140,556 for the nine months ended September 30, 2007 and 2006, respectively, and is included in operating expenses on the accompanying statements of operations.
Shipping and handling costs – Shipping and handling costs are expensed as incurred and included in cost of contract revenue in the accompanying statements of operations. Shipping and handling costs totaled approximately $29,000 and $31,000 for the years ended December 31, 2006 and 2005, respectively, and $26,535 and $20,986 for the nine months ended September 30, 2007 and 2006, respectively.
Advertising expense – The Company charges all advertising expenses to operations when incurred. Advertising expense totaled approximately $17,000 and $27,000 for the years ended December 31, 2006 and 2005, respectively, and $258 and $15,969 for the nine months ended September 30, 2007 and 2006, respectively, and is included in operating expenses on the accompanying statements of operations.
Income taxes – Prior to the acquisition, the Company had elected under the Internal Revenue Service to be taxed as a partnership. Accordingly, no Federal or Indiana state income taxes were paid by the Company since the taxable income or loss is reported by the members on their individual income tax returns. Effective September 14, 2007, the Company will be treated as a single member LLC for tax purposes, and as such the taxable income will be consolidated with Brookside Technology Holdings Corp. Kentucky and local income taxes are provided for in the accompanying statements of operations.

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 2 – Uncompleted contracts
Costs, estimated earnings, and billings on uncompleted contracts as of September 30, 2007 (unaudited), December 31, 2006 and 2005 are summarized as follows:

	(Unaudited)
	September
	30, 2007	2006	2005
Costs incurred on uncompleted contracts	$631,413	$667,153	$279,859
Estimated earnings	353,689	348,497	215,597

Total costs incurred and estimated earnings on uncompleted contracts	985,102	1,015,650	495,456
Billings to date	1,778,600	1,891,640	760,201

Net billings in excess of costs and estimated earnings on uncompleted contracts	$(793,498)	$(875,990)	$(264,745)

Net billings in excess of costs and estimated earnings on uncompleted contracts as of September 30, 2007 (unaudited) and December 31, 2006 and 2005 are included in the balance sheets under the following captions:

	(Unaudited)
	September 30,
	2007	2006	2005
Costs and estimated earnings in excess of billings on uncompleted contracts	$—	$—	$107,741
Billings in excess of costs and estimated earnings on uncompleted contracts	(793,498)	(875,990)	(372,486)

Net billings in excess of costs and estimated earnings on uncompleted contracts	$(793,498)	$(875,990)	$(264,745)

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 3 — Debt
The Company had a $400,000 revolving line-of-credit agreement with a financial institution. The revolving credit agreement bears interest at the financial institution’s prime lending rate. The credit line is secured by the Company’s accounts and contracts receivable, and inventory. As of September 30, 2007 (unaudited) and December 31, 2006 and 2005, the Company had no borrowings under the agreement. This line of credit was terminated on September 26, 2007.
Long-term debt as of September 30, 2007 (unaudited) and December 31, 2006 and 2005 consisted of the following:

	September 30,
	2007
	(Unaudited)	2006	2005
Two notes payable to bank; interest at 3.73%; monthly payment of principal and interest of $765 through February 2009; secured by two vehicles.	$12,196	19,082	$27,383

Term note payable to bank	—	—	141,667

Total long term debt	12,196	19,082	169,050
Less current portion	(8,132)	(8,616)	(108,301)

Long term portion	$4,064	10,466	$60,749

Principal maturities of long-term debt as of December 31, 2006 are as follows:

2007	$8,616
2008	8,943
2009	1,523

$19,082

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 4 – Commitments
The Company leases its operating facilities and certain vehicles under noncancellable operating leases expiring in various years through 2012. Lease agreements for office facilities contain one five-year renewal term and obligate the Company for its prorate share of the common area maintenance expenses, taxes, and insurance costs.
Minimum future lease payments under noncancellable operating leases having initial or remaining terms in excess of one year as of December 31, 2006 are as follows:

2007	$263,600
2008	239,714
2009	186,674
2010	171,127
2011	85,987
2012	80,973

Total future minimum lease payments	$1,028,075

Total future minimum lease payments at September 30, 2007 (unaudited)	$830,375
Rental expense under the facilities and vehicle leases totaled $253,839 and $168,556 for the years ended December 31, 2006 and 2005, respectively, and $141,862 and $1,219,951 for the nine months ended September 30, 2007 and 2006, respectively. Common area maintenance expenses, taxes, and insurance costs under the facilities leases totaled $9,371 and $5,676 for the years ended December 31, 2006 and 2005, respectively.
Pursuant to the terms of the Company’s dealer agreement with a primary supplier, a substantial portion of inventory (approximately 38%) is pledged as collateral to secure the unpaid purchase price of the supplier’s telecommunications equipment. In addition, the agreement provides the supplier with a security interest in all of the products and other items ordered by the Company and any related proceeds, accounts receivable, and contract rights.
Note 5 – Defined contribution retirement plan
The Company sponsors a defined contribution plan covering substantially all Company employees. Eligible employees may contribute. The plan calls for the Company to make matching contributions which totaled $116,882 and $99,322 for the years ended December 31, 2006 and 2005, respectively, and $82,228 and $65,807 for the nine months ended September 30, 2007 and 2006, respectively.
Note 6 – Concentrations, risks and uncertainties
Historically, the Company has purchased a significant portion of its inventory from three suppliers. The Company purchased approximately 69% and 51% of its total inventory purchases from these suppliers for the years ended December 31, 2006 and 2005, respectively. Management believes other suppliers would provide similar items on comparable terms. A change in its current relationship with these suppliers, however, could cause a delay in customer service and a possible loss of sales, which could present significant adverse financial consequences to the Company. However, the Company’s management feels a relationship with a similar supplier could be developed in a timely manner to minimize any potential adverse financial impact to the Company.
Historically, the Company maintains cash deposits at financial institutions in excess of federally insured limits. As of December 31, 2006 and September 30, 2007, cash deposits totaled approximately $1,054,000 and $269,000, respectively, in excess of federally insured limits.

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 7 – Acquisition by Brookside Technology Holdings Corp
On September 14, 2007, Brookside Technology Holdings Corp (“Brookside”) acquired all of the membership interest of the Company from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007 (the “Sellers”), pursuant to a Membership Interest Purchase Agreement closed on such date (the “Purchase Agreement”). The purchase price of approximately $15,668,690 was paid through a combination of Brookside common stock, cash and a seller note. Cash paid at closing was $9,938,690. Brookside issued 7,000,000 shares of its common stock valued at $.39 per share on September 14, 2007. Also, the Brookside owes the Sellers a note payable of $3,000,000 with a maturity date of June 30, 2010. Additionally, the Purchase Agreement provides the Sellers with the opportunity to earn additional stock or cash consideration in the form of a three-year performance based EBITDA earnout.
Additionally, Brookside caused the Company, its new subsidiary, to enter into employment agreements with Michael P. Fischer and M. Scott Diamond, with initial terms of three years, pursuant to which they will serve as the Company’s CEO and COO, respectively. The employment agreements contain standard terms and provisions, including non competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provide for an annual base salary and certain standard benefits.
A summary of the acquisition is as follows:
The Acquisition of the Company was accounted for under the purchase method of accounting which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair market value.  The judgments made in determining the estimated fair values assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact net income.  The acquisition was accounted for using the purchase method of accounting. Additional direct acquisition costs were unpaid at September 30, 2007 and may be paid in 2008 and 2009, if certain revenue targets are met. No amount has been recognized for their contingent earnout as of September 30, 2007. The purchase price was allocated to the assets acquired and liabilities assumed, based on estimated fair values at the date of the acquisition. No allocation has been made to any intangible assets as of September 30, 2007. The value of assets and liabilities was estimated based on purchase price and future intended use.
Goodwill represents the acquisition costs in excess of the fair value of net tangible and intangible assets of businesses purchased.  Intangible assets consist primarily of the value of intellectual property, customer relationships, non-compete agreements, trademarks and goodwill (1). Goodwill is evaluated annually for impairment, or earlier if indicators of impairment exist. The determination as to whether or not goodwill or other intangible assets have become impaired involves a significant level of judgment in the assumptions underlying the approach used to determine the value of the reporting units.  Changes in operating strategy and market conditions could significantly impact these judgments and require adjustments to recorded amounts of intangible assets.
Brookside has adopted a policy to review goodwill and indefinite-lived intangibles for impairment using a discounted cash flow approach that uses forward-looking information regarding market share, revenues and costs for the reporting unit as well as appropriate discount rates.  As a result, changes in these assumptions could materially change the outcome of the reporting unit’s fair value determination in future periods, which could require a further permanent write-down of goodwill.

(1)	No allocation has been made to intangible assets as of the September 30, 2007. Management will determine the proper value of intangible assets acquired from the Company and allocate a portion of the goodwill to intangible assets within the next twelve months.

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 7 – Acquisition by Brookside Technology Holdings Corp (continued)
Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired. This premium paid for the acquisition is based on management’s belief that the acquired technologies, businesses and engineering talent were of strategic importance in the Company’s growth strategy. Operating results from the Company is included in the condensed consolidated statements of operations from the date of acquisition.
A summary of the purchase price allocation is as follows:

Purchase price -
Cash paid	$9,938,690
Stock issued	2,730,000
Notes payable issued to seller	3,000,000
Legal & other acquisition costs	—

Acquisition costs	15,668,690
Net fair value of assets acquired and liabilities assumed	(1,327,553)

Goodwill acquired	$14,341,205

Fair value of assets acquired and liabilities assumed -
Cash acquired	$885,791
Accounts receivable	1,710,179
Inventory and work in progress	1,865,309
Property and equipment	203,249
Other assets	69,587
Accounts payable and accrued expenses	(529,903)
Customer deposits and deferred income	(2,773,232)
Other liabilities	(103,426)

Net fair value of assets acquired and liabilities assumed	$1,327,553

The following summarizes the financing of the USVD acquisition:
Credit Facility
Brookside through Midtown Partners & Co., LLC and LCG Capital, raised approximately $10,000,000 less fees and expenses of $1,192,000 for net cash proceeds of $8,808,000 to finance the acquisition of USVD. The financing consisted of approximately $8.0 million of senior and subordinated debt and $3.0 million of series B preferred stock. In connection therewith, the Brookside and its two subsidiaries, USVD and Brookside Technology Partners, entered into a Credit Agreement with Hilco Financial LLC, pursuant to which Hilco agreed to provide a $7,000,000 ($6,000,000 advanced at acquisition date) revolving line of credit, bearing interest at 15% and maturing on September 26, 2008 (the “Senior Loan”). Additionally, Brookside’s also entered into a Subordinated Note and a related Subordinated Note Purchase Agreement with DD Growth Premium Fund, pursuant to which DD Growth Premium Fund loaned the Company $1 million, bearing interest at 10% per annum and maturing on December 30, 2008 (the “Subordinated Loan”). Additionally, Brookside’s entered into a Securities Purchase Agreement with Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, pursuant to which Vicis acquired 3,000,000 shares of Series B Convertible Preferred Stock of Brookside’s

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 7 — Acquisition by Brookside Technology Holdings Corp (continued)
for $3,000,000, which shares are convertible into 24,000,000 shares of common stock of Brookside (subject to certain adjustments).
Warrants Issued in Connection with Financing:
In connection with the foregoing financing of the acquisition of USVD, the Brookside granted (a) Vicis a warrant to purchase 24,000,000 shares of common stock of Brookside at an exercise price of $0.125 per share; (b) Hilco Financial LLC a warrant to purchase 61,273,835 shares of common stock of Brookside at an exercise price of $0.137 per share; (c) DD Growth Premium Fund a warrant to purchase 10,000,000 shares of common stock of Brookside at an exercise price of $0.114 per share; and (d) Midtown Partners & Co. a warrant to purchase 5,400,000 shares of common stock of Brookside at an exercise price of $0.114 per share.
A summary of the notes payable and warrants is as follows:
As a result of these contract provisions, the Hilco Note balance at Inception (September 26, 2007) was adjusted as follows:

Notional balance of Hilco Note	$6,000,000
Adjustments:
Discount for Warrant issued (based on relative fair value assigned)	(4,000,227)
Discount for loan fees paid to Hilco on Note	(340,000)

Convertible Note balance, net of unamortized discount at September 26, 2007	$1,659,773

Convertible Note at September 30, 2007-

The Convertible Note balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of Convertible Note at September 30, 2007	$6,127,723
Adjustments:
Unamortized discount	(4,149,348)

Convertible Note balance, net of unamortized discount at September 30, 2007	$1,978,375

As a result of these contract provisions, the DD Subordinated Note balance at Inception (August 31, 2007) was adjusted as follows:

Notional balance of Convertible Note at August 31, 2007	$1,000,000
Adjustments:
Discount for Warrant	(696,049)

Convertible Note balance, net of unamortized discount at August 31, 2007	$303,951

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 7 — Acquisition by Brookside Technology Holdings Corp (continued)
DD Subordinated Note at September 30, 2007-
The DD Subordinated Note balance on the consolidated balance sheet as of September 30, 2007is comprised of the following:

Notional balance of Convertible Note at September 30, 2007	$1,000,000
Adjustments:
Unamortized discount	(564,573)

Convertible Note balance, net of unamortized discount at September 30, 2007	$435,427

As a result of these contract provisions, the Series B Preferred stock balance at Inception (September 14, 2007) was adjusted as follows:

Notional balance of Series B Preferred stock	$3,000,000
Adjustments:
Discount for Warrants issued	(2,054,995)
Discount for Beneficial conversion feature	(695,005)
Discount for loan fees paid to Vicis	(250,000)

Convertible Note balance, net of unamortized discount at September 14, 2007	$—

Convertible Note at September 30, 2007-
The Convertible Note balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of Convertible Note at September 30, 2007	$3,000,000
Adjustments:
Unamortized discount	(2,467,244)

Convertible Note balance, net of unamortized discount at September 30, 2007	$532,756

As a result of these contract provisions, the USVD Sellers Note balance at Inception (September 14, 2007) was adjusted as follows:

Notional balance of USVD Seller’s Note	$3,000,000
Adjustments:
Discount for Beneficial conversion feature	(750,000)

Convertible Note balance, net of unamortized discount at September 14, 2007	$2,250,000

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 7 — Acquisition by Brookside Technology Holdings Corp (continued)
Seller’s Note at September 30, 2007-
The Convertible Note balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of USVD Seller’s Note at September 30, 2007	$3,000,000
Adjustments:
Unamortized discount	(737,869)

Convertible Note balance, net of unamortized discount at September 30, 2007	$2,262,131

Change in unamortized discount and loan costs of the Convertible Note -
For the three and nine months ended September 30, 2007, the discount on the above Notes changed for amortization of discounts in connection with the Notes. The total discount on the Convertible Note changed from $8,786,276 at inception to $7,919,634 at September 30, 2007, as unamortized discounts were amortized to expense over the terms of the notes.
The following assumptions were used in the preparation of the Warrant valuations at inception and September 30, 2007:
Black-Scholes Methodology:

	Hilco Note	DD Sub Debt	Series B
Assumptions	Warrant	Warrant	Warrant
Dividend yield	0.00%	0.00%	0.00%
Risk-free interest rate	4.21%	4.21%	4.21%
Volatility	61.55%	61.55%	61.55%
Expected Term	5.00 years	5.00 years	5.00 years
Brookside has 250,000,000 shares of common stock authorized and 87,900,000 shares issued and outstanding at September 30, 2007. The Company has potentially 236,669,176 shares of additional common stock assuming that all convertible debt, warrants, and options were exercised as of September 30, 2007. However, the additional shares are convertible into approximately 155,132,000 shares on a net share settlement basis at September 30, 2007. The total issued common shares and the potential common shares on a net share settlement basis total approximately 243,032,000 shares.
Note 8 — Liquidity
Subsequent to the acquisition by Brookside, USVD is now a subsidiary of a company that has incurred net losses during the nine months ended September 30, 2007, and the years ended December 31, 2006, 2005, and 2004. The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations, and the ability of Brookside to raise additional financing through public or private equity financings, or secure other sources of financing to fund operations. The Company has cash and cash equivalents of $93,215 and a working capital of $1,253,269 at September 30, 2007. The Company had net cash provided by operating activities of $987,380 during the nine months ended September 30, 2007. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

UNAUDITED PRO FORMA CONDENSED
COMBINED CONSOLIDATED FINANCIAL STATEMENTS
On September 14, 2007, Brookside Technology Holdings Corp (“Brookside”) acquired all of the membership interest of the Company from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007 (the “Sellers”), pursuant to a Membership Interest Purchase Agreement closed on such date (the “Purchase Agreement”). The purchase price of approximately $15,668,690 was paid through a combination of common stock, cash of at closing and a seller note. Cash paid at closing was $9,938,690. The Company issued 7,000,000 shares of its common stock valued at $.39 per share on September 14, 2007. Also, the Company owes the Sellers a note payable of $3,000,000 with a maturity date of June 30, 2010. Additionally, the Purchase Agreement provides the Sellers with the opportunity to earn additional stock or cash consideration in the form of a three-year performance based EBITDA earnout.
Additionally, Brookside caused the Company, its new subsidiary, to enter into employment agreements with Michael P. Fischer and M. Scott Diamond, with initial terms of three years, pursuant to which they will serve as the Company’s CEO and COO, respectively. The employment agreements contain standard terms and provisions, including non competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provide for an annual base salary and certain standard benefits.
The Acquisition of the Company was accounted for under the purchase method of accounting which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair market value. The judgments made in determining the estimated fair values assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact net income. The acquisition was accounted for using the purchase method of accounting. Additional direct acquisition costs were unpaid at September 30, 2007 and may be paid in 2008 and 2009, if certain revenue targets are met. No amount has been recognized for their contingent earnout as of September 30, 2007. The purchase price was allocated to the assets acquired and liabilities assumed, based on estimated fair values at the date of the acquisition. No allocation has been made to any intangible assets as of September 30, 2007. The value of assets and liabilities was estimated based on purchase price and future intended use.
The following unaudited pro forma condensed combined financial information and explanatory entries present how the combined financial statements of Brookside Technology Holdings Corp. (“Brookside”) and U.S. Voice & Data, LLC (“USVD”) have been combined as of September 30, 2007 (with respect to the balance sheet) and for the nine months ended September 30, 2007 and for the year ended December 31, 2006 (with respect to the statement of operations) had the acquisition occurred at the beginning of each period. The unaudited pro forma condensed combined financial information shows an impact on the merger of Brookside and USVD on the financial position and results of operations under the purchase method of accounting with Brookside treated as the acquirer. Under this method of accounting, the assets and liabilities of USVD are recorded by Brookside at the estimated fair values as of the date the merger is completed.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined as of the dates indicated. The financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of Brookside, reflected in its quarterly and annual SEC filings, and of USVD appearing elsewhere in this document. In addition, as explained more fully in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is preliminary and is subject to adjustment and may vary from the actual purchase price allocated that will be recorded as of the effective date of the acquisition.

Brookside Technology Holdings Corp
Pro Forma Balance Sheet
September 30, 2007

	Brookside
	Technology
	Holdings		Pro Forma	Pro Forma
	Corp	USVD	Adjustments	Combined
ASSETS
Current assets
Cash	$40,469	$93,215	$—	$133,684
Trade accounts and contracts receivable, net	161,693	2,132,418	—	2,294,111
Inventory	39,460	751,239	—	790,699
Intercompany AR (AP)	(945,415)	945,415	—	—
Costs and estimated earnings in excess of billings on uncompleted contracts	—	—	—	—
Prepaid expenses	11,612	25,273	—	36,885
Deferred finance charges	333,258	—	—	333,258

Total current assets	(358,923)	3,947,560	—	3,588,637

Property and equipment
Vehicles	—	251,745	—	251,745
Furniture and equipment	172,211	313,127	—	485,338
Leasehold improvements	78,719	102,049	—	180,768

Total property and equipment	250,930	666,921	—	447,458
Less: accumulated depreciation and amortization	(161,485)	(470,393)	—	(631,878)

Property and equipment, net	89,445	196,528	—	285,973

Other assets
Goodwill	15,668,758	—	(1,327,553)	14,341,205
Non-compete	100,000	-	—	100,000
Other	—	16,313	—	16,313

TOTAL ASSETS	$15,499,280	$4,160,401	$(1,327,553)	$18,332,128

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Current liabilities
Accounts payable	$288,676	$670,415	$—	$959,091
Accrued payroll and related payables	55,258	352,666	—	407,924
Current maturities of long term debt	3,157,435	8,132	—	3,165,567
Billings in excess of costs and estimated earnings on uncompleted contracts	45,566	1,663,078	—	1,708,644

Total current liabilities	3,546,935	2,694,291	—	6,241,226

Long term debt	2,545,447	4,064	—	2,549,511

Total liabilities	6,092,382	2,698,355	—	8,790,737

Stockholder’s Equity
Series A preferred stock	1,655,493	—	—	1,655,493
Common stock	87,900	—	—	87,900
Additional paid-in capital	12,467,517	—	—	12,467,517
Accumulated deficit	(4,804,012)	—	134,493	(4,669,519)
Members’ equity	—	1,462,046	(1,462,046)	—

TOTAL LIABILITIES AND MEMBERS” EQUITY	$15,499,280	$4,160,401	$(1,327,553)	$18,332,128

Note: The pro forma combined balance sheet at September 30, 2007 is the same as the consolidated balance sheet of Brookside Technology Holdings Corp at September 30, 2007 as the acquisition occurred on September 14, 2007.

Brookside Technology Holdings Corp
Pro Forma Statements of Operations
Nine Months Ended September 30, 2007

	(2) Brookside Technology		Pro Forma	Pro Forma
	Holdings Corp	USVD	Adjustments	Combined
REVENUES
Sales and services	$125,330	$2,301,810	$—	$2,427,140
Contract revenue	1,114,387	9,446,851	—	10,561,238
Other	11,458	85,873	—	97,331

Total revenues	1,251,175	11,834,534	—	13,085,709

COSTS
Cost of sales and services	82,914	576,357	—	659,271
Cost of contract revenue	715,135	5,948,009	—	6,663,144

Total costs	798,049	6,542,461	—	7,340,510

GROSS PROFIT	453,126	5,310,167	—	5,745,199

OPERATING EXPENSES
Operating expenses	1,438,585	3,107,210	—	4,545,795
Stock compensation expense	915,000	—	—	915,000
Amortization	928,701	—	4,306,000 (3)	5,234,701
Depreciation	33,508	67,578	—	101,086

INCOME (LOSS) FROM OPERATIONS	(2,862,668)	2,135,379	(4,306,000)	(5,051,383)

OTHER INCOME (EXPENSE)
Interest income	1,526	29,377	—	30,903
Interest expense	(60,977)	(3,158)	(1,110,000) (1)	(1,174,135)
Gain on disposal of property and equipment	—	6,360	—	6,360
Miscellaneous income	7,191	2,242	—	9,433

Total other income (expense), net	(52,260)	34,821	(1,110,000)	(1,127,439)

INCOME BEFORE PROVISION FOR STATE AND LOCAL INCOME TAXES	(2,914,928)	2,170,200	(5,416,000)	(6,178,822)

PROVISION FOR STATE AND LOCAL INCOME TAXES	—	138,117	—	138,117

NET INCOME (LOSS)	$(2,914,928)	$2,032,083	$(5,416,000)	$(6,316,939)

Preferred stock dividends	(96,350)			(96,350)

Net loss attributable to common shareholders	$(3,011,278)			$(6,413,289)

Loss per share-basic and fully diluted	$(0.039)			$(0.076)

Weighted average shares outstanding	77,691,575		7,000,000 (4)	84,691,575

(1)	Interest expense on the combined debt of $10,000,000 used to finance the acquisition.

(2)	Excludes US Voice & Data, LLC operations included in the Company’s Third Quarter Form 10-QSB, as filed on November 19, 2007.

(3)	Full nine months of amortization of warrants issued in connection with the acquisition financing.

(4)	Shares issued to sellers of US Voice & Data, LLC in connection with the acquisition.

Brookside Technology Holdings Corp
Pro Forma Statements of Operations
Year Ended December 31, 2006

	Brookside Technology Holdings		Pro Forma	Pro Forma
	Corp	USVD	Adjustments	Combined
REVENUES
Sales and services	$776,052	$3,206,185	$—	$3,982,237
Contract revenue	2,326,461	8,798,572	—	11,125,033
Other	—	102,598	—	102,598

Total revenues	3,102,513	12,107,355	—	15,209,868

COSTS
Cost of sales and services	—	877,473	—	877,473
Cost of contract revenue	2,015,031	5,071,726	—	7,086,757

Total costs	2,015,031	5,949,199	—	7,964,230

GROSS PROFIT	1,087,482	6,158,156	—	7,245,638

OPERATING EXPENSES
Operating expenses	1,103,437	3,894,145	—	4,997,582
Stock compensation expense	—	—	—	—
Amortization	—	—	6,408,770 (3)	6,408,770
Depreciation	51,185	—	—	51,185

INCOME (LOSS) FROM OPERATIONS	(67,140)	2,264,011	(6,408,770)	(4,211,899)

OTHER INCOME (EXPENSE)
Interest income	—	19,625	—	19,625
Interest expense	(47,106)	(6,662)	(1,480,000) (1)	(1,533,768)
Gain on disposal of property and equipment	4,453	4,498	—	8,951
Miscellaneous income	—	2,552	—	2,552

Total other income (expense), net	(42,653)	20,013	(1,480,000)	(1,502,640)

INCOME BEFORE PROVISION FOR STATE AND LOCAL INCOME TAXES	(109,793)	2,284,024	(7,888,770)	(5,714,539)

PROVISION FOR STATE AND LOCAL INCOME TAXES	—	129,868		129,868

NET INCOME (LOSS)	$(109,793)	$2,154,156	$(7,888,770)	$(5,844,407)

Preferred stock dividends	—			—

Net loss attributable to common shareholders	$(109,793)			$(5,844,407)

Loss per share-basic and fully diluted	$(0.002)			$(0.098)

Weighted average shares outstanding	52,500,000		7,000,000 (2)	59,500,000

(1)	Interest expense on the combined debt of $10,000,000 used to finance the acquisition.

(2)	Shares issued to sellers of US Voice & Data, LLC in connection with the acquisition.

(3)	Full twelve months of amortization of warrants issued in connection with the acquisition financing.

Notes To Unaudited Pro Forma Condensed Combined
Financial Statements
The unaudited pro forma condensed combined financial information and explanatory entries present how the combined financial statements of Brookside Technology Holdings Corp. (“Brookside”) and U.S. Voice & Data, LLC (“USVD”) have been combined as of September 30, 2007 (with respect to the balance sheet) and for the nine months ended September 30, 2007 and for the year ended December 31, 2006 (with respect to the statement of operations) had the acquisition occurred at the beginning of each period. The unaudited pro forma condensed combined financial information shows an impact on the merger of Brookside and USVD on the financial position and results of operations under the purchase method of accounting with Brookside treated as the acquirer. Under this method of accounting, the assets and liabilities of USVD are recorded by Brookside at the estimated fair values as of the date the merger is completed.
On September 14, 2007, Brookside Technology Holdings Corp (“Brookside”) acquired all of the membership interest of the Company from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007 (the “Sellers”), pursuant to a Membership Interest Purchase Agreement closed on such date (the “Purchase Agreement”). The purchase price of approximately $15,668,690 was paid through a combination of common stock, cash of at closing and a seller note. Cash paid at closing was $9,938,690. The Company issued 7,000,000 shares of its common stock valued at $.39 per share on September 14, 2007. Also, the Company owes the Sellers a note payable of $3,000,000 with a maturity date of June 30, 2010. Additionally, the Purchase Agreement provides the Sellers with the opportunity to earn additional stock or cash consideration in the form of a three-year performance based EBITDA earnout.
Additionally, Brookside caused the Company, its new subsidiary, to enter into employment agreements with Michael P. Fischer and M. Scott Diamond, with initial terms of three years, pursuant to which they will serve as the Company’s CEO and COO, respectively. The employment agreements contain standard terms and provisions, including non competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provide for an annual base salary and certain standard benefits.
The Acquisition of the Company was accounted for under the purchase method of accounting which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair market value. The judgments made in determining the estimated fair values assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact net income. The acquisition was accounted for using the purchase method of accounting. Additional direct acquisition costs were unpaid at September 30, 2007 and may be paid in 2008 and 2009, if certain revenue targets are met. No amount has been recognized for their contingent earnout as of September 30, 2007. The purchase price was allocated to the assets acquired and liabilities assumed, based on estimated fair values at the date of the acquisition. No allocation has been made to any intangible assets as of September 30, 2007. The value of assets and liabilities was estimated based on purchase price and future intended use.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined as of the dates indicated. The financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of Brookside, reflected in its quarterly and annual SEC filings, and of USVD appearing elsewhere in this document. In addition, as explained more fully in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is preliminary and is subject to adjustment and may vary from the actual purchase price allocated that will be recorded as of the effective date of the acquisition.